EXHIBIT 23(J)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Post-Effective Amendment No. 5 (File No. 33-87298) under the Securities Act of 1933 and Post-Effective Amendment No. 6 (File No. 811-8902) under the Investment Company Act of 1940 to the Registration Statement on Form N-1A of 1838 Investment Advisors Funds of our report for the 1838 International Equity Fund, 1838 Small Cap Equity Fund and 1838 Fixed Income Fund (the "Funds") of 1838 Investment Advisors Funds dated December 12, 1997 on our audit of the financial statements and financial highlights of the Funds as of October 31, 1997 and for the respective periods then ended, which report is included in the Annual Report to Shareholders.

We also  consent  to the  reference  to our firm under the  captions  "Financial
Highlights"  in  the  Prospectus  and  "Independent   Auditors"  and  "Financial
Statements" in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

2400 Eleven Penn Center
Philadelphia, Pennsylvania
October 16, 1998

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